Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 13, 2026 relating to the consolidated financial statements of Dauch Corporation and the effectiveness of Dauch Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Dauch Corporation for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

June 26th, 2026